Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SPARTAN STORES, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0593940 (IRS Employer Identification Number)

850 76th Street, S.W., P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518 (Address of Principal Executive Offices)

SPARTAN STORES, INC. 2001 ASSOCIATE STOCK PURCHASE PLAN
(Full Title of the Plan)

Craig C. Sturken President and Chief Executive Officer Spartan Stores, Inc. 850 76th Street, S.W. Grand Rapids, Michigan 49518 (Name and Address of Agent for Service)	Copies to:	Alex J. DeYonker Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(616) 878-2000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Common stock, no par value	500,000 shares	$4.06 (2)	$2,030,000.00 (2)	$164.23

(1)

Pursuant to Rule 416, this registration statement also includes an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

(2)

On November 17, 2003, the average of the bid and asked prices of the Common Stock of Spartan Stores, Inc. was $4.06 per share. The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933 (the "Securities Act").

(3)	Estimated solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

          This Registration Statement is filed for the purpose of registering 500,000 additional shares of common stock, no par value, by Spartan Stores, Inc., a Michigan corporation (the "Registrant"), for use in connection with the Spartan Stores, Inc. 2001 Associate Stock Purchase Plan. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Registration Statement on Form S-8, file No. 333-72010, filed on October 22, 2001.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 18th day of November, 2003.

SPARTAN STORES, INC. (Registrant)

By /s/ Craig C. Sturken
Craig C. Sturken Chairman of the Board, President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date	Signature

November 18, 2003	/s/ M. Shan Atkins*
M. Shan Atkins Director

November 18, 2003	/s/ Dr. Frank M. Gambino*
Dr. Frank M. Gambino Director

November 18, 2003	/s/ Gregory P. Josefowicz*
Gregory P. Josefowicz Director

November 18, 2003	/s/ Elizabeth A. Nickels*
Elizabeth A. Nickels Director

November 18, 2003	/s/ Timothy J. O'Donovan*
Timothy J. O'Donovan Director

November 18, 2003	/s/ Craig C. Sturken
Craig C. Sturken Director

November __, 2003
Kenneth T. Stevens Director

November 18, 2003	/s/ James F. Wright*
James F. Wright Director

November 18, 2003	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*By /s/ Alex J. DeYonker
Alex J. DeYonker Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Document

4.1

Amended and Restated Articles of Incorporation of Spartan Stores, Inc. Previously filed as Annex B to the prospectus and joint proxy statement contained in Spartan Stores' Pre-Effective Amendment No. 1 to Registration Statement on Form S-4, filed on June 5, 2000. Here incorporated by reference.

4.2

Amended and Restated Bylaws of Spartan Stores, Inc. Previously filed as an exhibit to Spartan Stores' Quarterly Report on Form 10-Q for the period ended September 13, 2003. Here incorporated by reference.

5.1	Opinion of Warner Norcross & Judd LLP.

23.1	Consent of Independent Public Accountants.

23.2	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.1 and incorporated herein by reference).

24	Powers of Attorney.